EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Seagull Energy Corporation:

         We consent to the incorporation by reference in the following Registration Statements of Seagull Energy Corporation of our report dated January 27, 1997, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears or is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Seagull Energy Corporation. Such report on the consolidated financial statements refers to a change in the Company's method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.

             a.   Form S-8, Seagull Thrift Plan (2-72014).
             b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).
             c.   Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
             d. Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).
             e. Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).
             f. Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
             g. Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
             h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan
                  (33-50645).
             i. Form S-3, $350,000,000 Debt Securities of Seagull Energy Corporation (33-65118).
             j. Form S-3, ENSTAR Alaska Group of Common Stock of Seagull Energy Corporation (33-53729).
             k. Form S-8, Seagull Energy Corporation 1995 Omnibus Stock Plan (33-64041).
             l. Form S-3, $300,000,000 Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Securities Warrants of Seagull Energy Corporation (33-64051).
             m. Form S-8, Global Natural Resources InC. 1989 Key Employees Stock Option Plan and 1992 Stock Option Plan (333-13393).


Houston, Texas
March 27, 1997